EXHIBIT 99.1

Coherus to Acquire Surface Oncology

– Surface acquisition and potential toripalimab approval will transform Coherus into an I-O company with multiple next-generation immunotherapies in clinical development funded by growing revenues –

– Acquisition significantly advances Coherus’ I-O pipeline with anti-IL-27 and anti-CCR8 clinical programs–

– Stock for stock transaction valued at up to $65 million, an approximate three-fold premium over Surface’s anticipated net cash of $20 to $25 million at closing; Surface shareholders will also receive CVRs based on potential future payments for previously partnered assets and for potential ex-US licensing –

- Coherus projects $48—53 million of net product revenue in 2Q 2023, and affirms prior FY 2023 revenue and expense guidance –

– Companies to host joint conference call at 8:30 am ET / 5:30 am PT today –

REDWOOD CITY, Calif. and CAMBRIDGE, MASS., June 16, 2023 — Coherus BioSciences, Inc. (Coherus, Nasdaq: CHRS) and Surface Oncology, Inc. (Surface, Nasdaq: SURF) today announced that the companies have entered into a definitive merger agreement providing that, at the closing, Coherus will acquire Surface Oncology, a clinical-stage immuno-oncology (I-O) company developing next-generation immunotherapies that target the tumor microenvironment. The Surface acquisition adds two differentiated clinical stage assets to Coherus’ novel I-O pipeline: SRF388, a novel IL-27-targeted antibody currently being evaluated in Phase 2 clinical trials in lung cancer and liver cancer, and SFR114, a CCR8-targeted antibody currently in a Phase 1/2 study as a monotherapy in patients with advanced solid tumors.

The transaction was unanimously approved by the boards of directors of both companies and is expected to close in the third quarter of 2023.

“This transaction is well-timed, as it coincides with the accelerating growth of our biosimilar revenues driven by the launch of Cimerli® and near-term launch of Yusimry®. With the agreement to acquire Surface and the expected near-term approval of toripalimab, Coherus is positioned to become one of the very few I-O companies with demonstrated commercial expertise, significant product revenues, and unique, competitively positioned R&D programs addressing critical unmet medical needs,” said Denny Lanfear, Chairman and Chief Executive Officer of Coherus. “Toripalimab has recently demonstrated potentially practice-changing overall survival data in nasopharyngeal carcinoma, and its differentiated mechanism of action defines it as a next-generation PD-1. Existing marketed PD-1’s transformed the treatment of cancer over the past decade but are effective in only a minority of patients. Additional overall survival gains must come from novel combinations that more broadly target the cancer immunity cycle. The addition of Surface’s IL-27 and CCR8 antibodies expands our next-generation I-O pipeline beyond checkpoint inhibition to agents targeting immune-suppressive mechanisms of the tumor microenvironment.”

Commenting on the merger, Rob Ross, MD, President and Chief Executive Officer, Surface said, “This combination presents a rare opportunity for two complementary organizations to join together and forge something that is greater than the sum of its parts. By augmenting Coherus’ existing capabilities and infrastructure with Surface’s innovative pipeline and deep I-O expertise, Coherus is well positioned to develop important I-O medicines for patients which deliver real value for the shareholders of both companies.”

Regarding the SRF388 data, Dr. Ross added, “While still early, the new hepatocellular carcinoma (HCC) data are encouraging and suggest that when administered in triplet combination with checkpoint and VEGF inhibitors, SRF388 holds exciting potential to improve the treatment paradigm for liver cancer. Based on the growing body of data in HCC, non-small-cell lung cancer (NSCLC) and renal cell carcinoma (RCC), SRF388 would be a compelling agent to study in combination with toripalimab in many highly prevalent tumor types.”

Benefits of the Transaction

Strengthens Coherus’ pipeline with global rights to innovative, competitively positioned, clinical-stage I-O assets

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SRF388, the only IL-27 targeted antibody in clinical development worldwide, has demonstrated monotherapy activity in multiple tumor types and is currently being evaluated in Phase 2 clinical trials in lung cancer and liver cancer as monotherapy and in combination with checkpoint inhibitors.

•	SRF114, a high affinity, fully human IgG1 antibody demonstrated to bind exclusively to CCR8, has established proof of mechanism with pharmacodynamic activity observed in the ongoing Phase 1 trial.

•	SRF388 and SRF114 have potential as monotherapy and as combination treatments with otherI-O agents, including Coherus’ toripalimab.

Expands Coherus’ I-O franchise to the treatment of tumor types with significant unmet needs

•	Coherus plans to launch toripalimab directly upon approval by the United States Food and Drug Administration (FDA) for nasopharyngeal carcinoma.

•	Coherus plans to evaluate SRF388 and SRF114 as monotherapies and in combination with toripalimab for lung cancer, head and neck cancer, and certain other tumor types.

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Novel I-O clinical development will extend Coherus’ reach in oncology and expand physician experience with toripalimab. Combinations of toripalimab with SRF388 or SRF114 could yield net sales from multiple Coherus proprietary I-O agents.

Positive financial impact

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$20—$25 million in Surface net cash projected at closing will strengthen Coherus’ balance sheet and fund ongoing SRF388 and SRF114 clinical trials through year-end 2024, beyond significant value inflection points in 2023 and 2024.

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Pipeline prioritization enabled by the acquisition will focus clinical development activities on competitively positioned I-O programs and reduce budgeted R&D spending by at least $50 million through 2025.

•	Potential out-licensing of ex-US rights to SRF388 and SRF114 could raise significant non-dilutive capital in 2024 and 2025.

Transaction Details

Under the terms of the agreement, Coherus will issue shares of its common stock at a price of $5.2831 per share to acquire all outstanding shares of Surface stock for a total value equal to the sum of $40 million plus Surface’s net cash at closing of the transaction (currently expected to be between $20 and $25 million). Surface shareholders will also receive CVRs for 70% of milestone and royalty-based value of existing programs with Novartis AG (NZV930) and GSK plc (GSK4381562), as well as CVRs for 25% of upfront payments made pursuant to potential ex-US licensing agreements for SRF114 and 50% of upfront payments made pursuant to potential ex-US licensing agreements for SRF388, subject to certain deductions as set forth in the contingent value rights agreement. Amounts under these CVRs are payable for a period of ten years following the closing of this transaction.

The transaction was unanimously approved by the boards of directors of both companies and is expected to close in the third quarter of 2023. The closing of the transaction is subject to certain conditions, including Surface shareholder approval; the availability at closing of at least $19.6 million of Surface cash net of short-term and long-term liabilities, transaction expenses, and other obligations; and other customary conditions. In conjunction with the transaction announcement, Surface is implementing a workforce reduction of approximately 50% of its employees.

Truist Securities is acting as financial advisor and Arnold & Porter Kaye Scholer LLP and Latham & Watkins LLP are acting as legal advisors to Coherus. Wedbush Securities Inc. is acting as exclusive strategic financial advisor and Goodwin Procter LLP is acting as legal advisor to Surface.

Coherus financial guidance

For Q2 2023, Coherus expects to report at least $48—53 million of net product revenue from sales of UDENYCA® and CIMERLI®. For the fiscal year 2023, Coherus continues to project net revenues in excess of $275 million, including at least $100 million from net sales of CIMERLI®, with the balance comprising net sales of UDENYCA®, YUSIMRY™ and toripalimab. Additionally, Coherus affirms prior guidance for full year 2023 combined R&D and SG&A expenses in the range of $315 to $335 million, including approximately $50 million of stock-based compensation expense and excluding the Surface Oncology acquisition cost as well as any potential collaboration upfront payments to Klinge Pharma for the in-license of its Eylea® biosimilar program or milestone payments to Junshi Biosciences due upon U.S. approval of toripalimab.

Surface program updates

SRF388, a novel antibody targeting IL-27

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In the Phase 2 study evaluating SRF388 as a monotherapy in NSCLC, two confirmed partial responses were observed as of the data cut-off (April 14, 2023) in PD-L1 negative or low patients with squamous NSCLC, as well as one confirmed report of durable disease stabilization in a patient with adenocarcinoma. All 3 of these patients were previously treated with PD-(L)1 antibodies. The overall response rate (ORR) in the subset of patients with squamous NSCLC (n=2/6) was 33% in this data cut.

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Surface has fully enrolled the lead-in stage of the Phase 2 trial investigating SRF388 in combination with atezolizumab and bevacizumab for patients with first-line advanced hepatocellular carcinoma (n=30). In an early data cut (April 2023) with an average of 15 weeks of follow-up and only approximately half of patients with more than one post-treatment imaging assessment, SRF388 in combination with atezolizumab and bevacizumab demonstrated a 27% ORR (n=7/26) with a 65% disease control rate in response-evaluable patients. Additional follow-up data are expected by the end of the year.

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SRF388 has demonstrated an acceptable safety profile in both studies to date, and there were no concerning safety signals observed in either trial as monotherapy or in combination with other agents including checkpoint inhibitors.

SRF114, a highly selective, competitively positioned antibody targeting CCR8

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The Phase 1 trial of SRF114 in patients with advanced solid tumors is currently enrolling in monotherapy dose escalation (n=6). Early evidence of biological effect has been seen with regulatory T cell depletion in peripheral blood CCR8+ Treg cells following treatment with SRF114, with no effect observed on non-CCR8+ Treg cells. No concerning safety signals were observed to date and dose escalation continues.

Near-term projected I-O catalysts

•	Q3 2023: FDA approval decision on toripalimab

•	Q4 2023: toripalimab mechanism of action/differentiation as a next generation PD-1 presentation; SRF388 NSCLC data presentation; ILT4 investigational new drug filing

•	Q1 2024: SRF388 HCC combination data presentation

•	Q2 2024: ILT4 preclinical data presentation; SRF114 Phase 1 data

Conference Call and Webcast Information

Coherus and Surface Oncology management will host a conference call to review details of the transaction beginning at 8:30 a.m. Eastern Daylight Time/5:30 a.m. Pacific Daylight Time, June 16, 2023.

The press release and live webcast of the conference call can be accessed through a link that is posted on Investors section of the Coherus website: https://investors.coherus.com/ and Investors section of the Surface Oncology website: https://investors.surfaceoncology.com/.

Webcast Link: https://edge.media-server.com/mmc/p/zfig6oyn

To access the live conference call, please pre-register through the following link:

https://register.vevent.com/register/BId34739a2380b43eb83e35ac0ed20eb29

All registrants will receive dial-in information and a PIN allowing them to access the live call.

The webcast replay will be available on the Coherus and Surface websites upon completion of the event.

About Surface’s Immuno-oncology Pipeline

Surface’s immuno-oncology pipeline includes multiple antibody immunotherapy candidates focused on enhancing the innate and adaptive immune responses to enable a robust immunologic response and enhance outcomes for patients with cancer. SRF388 is a novel anti-IL-27 antibody currently being evaluated in Phase 1/2 clinical trials in lung and liver cancer. SRF114 is a highly selective, competitively positioned anti-CCR8 antibody currently in a Phase 1/2 study as a monotherapy in patients with advanced solid tumors. Surface also has two out-licensed partnership programs to advance its next-generation cancer therapies.

About Coherus’ Immuno-oncology Pipeline

Coherus is developing an innovative immuno-oncology pipeline that will be synergistic with its proven commercial capabilities in oncology. Through an in-licensing agreement with Junshi Biosciences, Coherus is developing toripalimab, an anti-PD-1 antibody, in the United States and Canada. A biologics license application for toripalimab for the treatment of nasopharyngeal carcinoma (NPC) is under review by the FDA. Toripalimab is approved in China for the second-line treatment of melanoma, urothelial cancer, and nasopharyngeal carcinoma.

Coherus’ earlier-stage immuno-oncology pipeline targets immune-suppressive mechanisms in the tumor microenvironment, including CHS-006, a TIGIT-targeted antibody, being evaluated in a Phase 1/2 clinical trial in combination with toripalimab in patients with advanced solid tumors, and CHS-1000, a preclinical program targeting the novel pathway ILT4.

About Coherus BioSciences

Coherus is a commercial-stage biopharmaceutical company focused on the research, development and commercialization of innovative immunotherapies to treat cancer. Coherus’ strategy is to build a leading immuno-oncology franchise funded with cash generated through net sales of its diversified portfolio of FDA-approved therapeutics.

In 2021, Coherus in-licensed toripalimab, an anti-PD-1 antibody, in the United States and Canada. The Biologics License Application for toripalimab in combination with chemotherapy as treatment for recurrent or metastatic nasopharyngeal carcinoma is currently under review by the FDA.

Coherus markets UDENYCA® (pegfilgrastim-cbqv), a biosimilar of Neulasta®, and CIMERLI®(ranibizumab-eqrn), a biosimilar of Lucentis®, in the U.S., and expects to launch the FDA-approved Humira® biosimilar YUSIMRY™ (adalimumab-aqvh) in the U.S. in July 2023.

About Surface Oncology

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned programs: SRF388, a Phase 2 program that targets IL-27, and SRF114, a Phase 1 program, which selectively depletes regulatory T cells in the tumor microenvironment via targeting CCR8. In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; Phase 1). Surface’s novel investigational cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies.

Forward-Looking Statements

This communication relates to the proposed transaction pursuant to the terms of the Agreement and Plan of Merger, dated June 15, 2023, by and among Coherus, Crimson Merger Sub I, Inc. (Merger Sub I), Crimson Merger Sub II, LLC (Merger Sub II), and Surface. This communication includes express or implied forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), about the proposed transaction between Coherus and Surface and the operations of the combined company that involve risks and uncertainties relating to future events and the future performance of Coherus and Surface. Actual events or results may differ materially from these forward-looking statements. Words such as “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “future,” “opportunity,” “will likely result,” “target,” variations of such words, and similar expressions or negatives of these words are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of such forward-looking statements include, but are not limited to, express or implied statements regarding: the business combination and related matters, including, but not limited to, satisfaction of closing conditions to the proposed transaction, prospective performance and opportunities with respect to Coherus, Surface or the combined company, post-closing operations and the outlook for the companies’ businesses; prospective developments or results in the pipelines of Coherus, Surface or the combined company and expansion of Coherus’ I-O franchise; the prospects for approval of toripalimab; Coherus’, Surface’s or the combined company’s targets, plans, objectives or goals for future operations, including those related to Coherus’ and Surface’s product candidates, research and development, product candidate introductions and product candidate approvals, as well as cooperation in relation thereto; projections of or targets for revenues, costs and other financial measures; future economic performance; and the assumptions underlying or relating to such statements. These statements are based on Coherus’ and Surface’s current plans, estimates and projections. By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific. A number of important factors, including those described in this communication, could cause actual results to differ materially from those contemplated in any forward-looking statements. Factors that may affect future results and may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing for completion of the proposed transaction; uncertainties as to Surface’s ability to obtain the approval of Surface’s shareholders required to consummate the proposed transaction; the possibility that competing offers will be made by third parties; the occurrence of events that may give rise to a right of one or both of Coherus and Surface to terminate the merger agreement; the possibility that various closing conditions for the proposed transaction may not be satisfied or waived on a timely basis or at all, including the possibility that a governmental entity or regulatory authority may prohibit, delay or refuse to grant approval, if required, for the consummation of the proposed transaction (or only grant approval subject to adverse conditions or limitations); the difficulty of predicting the timing or outcome of consents or regulatory approvals or actions, if any; the possibility that the proposed transaction may not be completed in the time frame expected by Coherus and Surface, or at all; the risk that Coherus and Surface may not realize the anticipated benefits of the proposed transaction in the time frame expected, or at all; the effects of the proposed transaction on relationships with Coherus’ or Surface’s employees, business or collaboration partners or governmental entities; the ability to retain and hire key personnel; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; significant or unexpected costs, charges or expenses resulting from the proposed transaction; the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the proposed transaction; potential negative effects related to this announcement or the consummation of the proposed transaction on the market price of Coherus’ or Surface’s common stock and/or Coherus’ or Surface’s operating or financial results; the difficulty of predicting the timing or outcome of regulatory approvals or actions; the risks that holders of the CVRs will not receive payments in respect of the CVRs; uncertainties as to the long-term value of Coherus’ common stock, including the dilution caused by Coherus’ issuance of additional shares of common stock in connection with the proposed transaction; unknown liabilities related to Coherus or Surface; the nature, cost and outcome of any litigation and other legal proceedings involving Coherus, Surface or their respective directors, including any legal proceedings related to the proposed transaction; risks related to global as well as local political and economic conditions, including interest rate and currency exchange rate fluctuations; potential delays or failures related to research and/or development of Coherus’ or Surface’s programs or product candidates; risks related to any loss of Coherus’ or Surface’s patents or other intellectual property rights; any interruptions of the supply chain for raw materials or manufacturing for Coherus or Surface’s product candidates, the nature, timing, cost and possible success and therapeutic applications of product candidates being developed by Coherus, Surface and/or their respective collaborators or licensees; the extent to which the results from the research and development programs conducted by Coherus, Surface and/or their respective collaborators or licensees may be replicated in other studies and/or lead to advancement of product candidates to clinical trials, therapeutic applications, or regulatory approval; uncertainty of the utilization, market acceptance, and commercial success of Coherus or Surface’s product candidates, and the impact of studies (whether conducted by Coherus, Surface or others and whether mandated or voluntary) on any of the foregoing; unexpected breaches or terminations with respect to Coherus’ or Surface’s material contracts or arrangements; risks related to competition for Coherus’ or Surface’s product candidates; Coherus’ or Surface’s ability to successfully develop or commercialize Coherus’ or Surface’s product candidates; Coherus’, Surface’s, and their collaborators’ abilities to continue to conduct current and future developmental, preclinical and clinical programs; potential exposure to legal proceedings and investigations; risks related to changes in governmental laws and related interpretation thereof, including on reimbursement, intellectual property protection and regulatory controls on testing, approval, manufacturing, development or commercialization of any of Coherus’ or Surface’s product candidates; unexpected increases in costs and expenses with respect to the potential transaction or Coherus’ or Surface’s business or operations; and risks and uncertainties related to epidemics, pandemics or other public health crises and their impact on Coherus’ and Surface’s respective businesses, operations, supply chain, patient enrollment and retention, preclinical and clinical trials, strategy, goals and anticipated milestones. While the foregoing list of factors presented here is considered representative, no list should be considered to be a complete statement of all potential risks and uncertainties. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the manner described or at all. A more complete description of these and other material risks can be found in Coherus’ and Surface’s respective filings with the SEC, including each of their Annual Reports on Form 10-K for the year ended December 31, 2022, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC, as well as, the Registration Statement on Form S-4 which includes the proxy statement of Surface that also constitutes the prospectus of Coherus, which proxy statement/prospectus will be mailed or otherwise disseminated to Surface’s stockholders when it becomes available. Coherus and Surface also plan to file other relevant documents with the SEC regarding the proposed transaction. Any forward-looking statements speak only as of the date of this communication and are made based on the current beliefs and judgments of Coherus’ and Surface’s management, and the reader is cautioned not to rely on any forward-looking statements made by Coherus or Surface. Unless required by law, neither Coherus nor Surface is under no duty and undertakes no obligation to update or revise any forward-looking statement after the distribution of this document, including without limitation any financial projection or guidance, whether as a result of new information, future events or otherwise.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to subscribe for, buy or sell or the solicitation of an offer to subscribe for, buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of, or offer to sell or buy, securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This communication is for informational purposes only. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

In connection with the proposed transaction, Coherus and Surface expect to file with the SEC a Registration Statement on Form S-4. The Registration Statement on Form S-4 will include a document that serves as a prospectus of Coherus and a proxy statement/prospectus of Surface, and each party may also file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT ON FORM S-4, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN, IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, RELATED MATTERS AND THE PARTIES TO THE PROPOSED TRANSACTION.

You may obtain a free copy of the Registration Statement on Form S-4, proxy statement/prospectus and other relevant documents (if and when they become available) that are or will be filed with the SEC for free at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Surface will be available free of charge on Surface’s website at https://www.investors.surfaceoncology.com/financial-information/sec-filings or by contacting Surface’s Investor Relations Department at IR@surfaceoncology.com. Copies of the documents filed with the SEC by Coherus will be available free of charge on Coherus’ website at https://investors.coherus.com/financial-information/sec-filings or by contacting Coherus’ Investor Relations Department at IR@coherus.com.

Participants in the Solicitation

Coherus, Surface and certain of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Coherus, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Coherus’ proxy statement for its 2023 Annual General Meeting, which was filed with the SEC on April 17, 2023, the Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 6, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Information about the directors and executive officers of Surface, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Surface’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 9, 2023 and amended on May 1, 2023, subsequent Quarterly Reports on Form 10-Q and other documents that may be filed from time to time with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus included in the Registration Statement on Form S-4 and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Security holders, potential investors and other readers should read the proxy statement/prospectus, included in the Registration Statement on Form S-4 carefully when it becomes available before making any voting or investment decision. You may obtain free copies of these documents from Coherus or Surface using the sources indicated above.

Coherus Contacts

Investor Relations

Marek Ciszewski, SVP Investor Relations

IR@coheus.com

Media Relations

Jodi Sievers, VP Corporate Communications

media@coherus.com

Surface Oncology Contact

Investor Relations

Scott Young - VP, Investor Relations & Corporate Communications

Syoung@surfaceoncology.com